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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                February 10, 1999
                                -----------------
               (Date of report [Date of earliest event reported])

                         OPHIDIAN PHARMACEUTICALS, INC.
                         ------------------------------
               (Exact Name of Registrant as Specified in Charter)

         WISCONSIN                   001-13835                    39-1661164
         ---------                   ---------                    ----------
(State or Other Jurisdiction        (Commission              (I. R. S. Employer
of Incorporation or Organization)   File Number)             Identification No.)

                   5445 East Cheryl Parkway, Madison, WI 53711
                   -------------------------------------------
             (Address of Principal Executive Offices and Zip Code)

                                  608.271.0878
                                  ------------
              (Registrant's Telephone Number, Including Area Code)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On February 10, 1999, Dr. Sean B. Carroll, a Founder of the Company and a beneficial owner of 1,460,333 common shares (15.8%) and 333 warrants (less than 1%) of the 9,223,018 common shares and 1,933,088 warrants outstanding at January 19,1999, sold 920,000 shares (9.98%) in a private placement transaction for $1.75 per share in cash. The purchasers were the Rex James Bates Trust (310,000 shares - 3.36%), Davis U. Merwin (310,000 shares - 3.36%), Dr. Peter
Model (75,000 shares - .81%), Model Charitable Lead Trust (150,000 shares - 1.63%), and Peter Model Trust II (75,000 shares - .81%). Mr. Rex James Bates and Dr. Peter Model are Directors of the Company and Mr. Davis U. Merwin is a current shareholder of the Company.

         After the transaction under the definition of Rule 13d-3 of the Exchange Act, Mr. Bates will be the deemed beneficial owner of 502,878(1) common shares (5.5%) and 9,150 warrants (less than 1%). Dr. Peter Model will be the deemed beneficial owner of 535,532(2) common shares (5.8%) and 45,000 warrants (2.3%). Mr. Merwin will be the deemed beneficial owner of 437,650 common shares (4.7%) and 9,150 warrants (less than 1%).

The Company's press release dated February 10, 1999, is attached to and made a part of this filing.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.       "None"

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.        "None"

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.       "None"

ITEM 5.  OTHER EVENTS.     "None"

--------
(1) Includes 80,000 shares held by Susan Stein Elmendorf, who has delegated investment authority to Mr. Bates (Mr. Bates disclaims any beneficial ownership of these shares and they were not previously reported as beneficially owned by him but are now included in this number.), options to purchase 25,000 shares currently vested in the 1992 Stock Option Plan at an exercise price of $2.00 which expire in July 2006, options to purchase 5,000 shares currently vested in the 1992 Stock Option Plan at an exercise price of $4.50 which expire in January 2006, and options to purchase 5,000 shares currently vested in the 1992 Stock Option Plan at an exercise price of $5.50 per share which expire January 2007.
(2) Includes 410,000 shares held by the Model Charitable Lead Trust and Peter Model Trust II for which Dr. Model is one of two co-trustees, and options to purchase 5,350 shares currently vested in the 1992 Stock Option Plan at an exercise price of $5.50 per share which expire in July 2007.

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ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.     "None"

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS.    "None"

ITEM 8.  CHANGE IN FISCAL YEAR.    "None"

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S. "None"

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                         Ophidian Pharmaceuticals, Inc.
                                         ------------------------------


         Date: February 16, 1999         By:  /s/ Donald L. Nevins
               -----------------              --------------------
                                               Donald L. Nevins
                                               Vice President, Finance & Chief
                                               Financial Officer (Principal
                                               Financial Officer & Principal
                                               Accounting Officer)

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OPHIDIAN Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
5445 East Cheryl Parkway, Madison, WI  Phone (608) 271-0878  Fax (608) 277-2395

FOR IMMEDIATE RELEASE                            For more information
                                                 Contact: D. L. Nevins, CFO
                                                 (608) 271-0878
                                                 (608) 277-2395 (fax)
                                                 E-mail dnevins@ophd.com


 OPHIDIAN PHARMACEUTICALS, INC. REPORTS PRIVATE TRANSACTION IN ITS COMMON STOCK

February 10, 1999- MADISON, Wisconsin - Ophidian Pharmaceuticals, Inc. today announced that it will file a Form 8-K with the Securities and Exchange Commission (SEC) covering the details of a private transaction in which approximately 10% of its issued and outstanding common stock was acquired by several existing shareholders, including two members of its board of directors. The SEC requires that notification be given of transactions involving large percentages of shares of a public company.

The shares were sold by Dr. Sean B. Carroll, one of the company's founders. Dr. Carroll is a Professor of Molecular and Cellular Biology at the University of Wisconsin, Madison and an Investigator for the Howard Hughes Medical Institute. He continues to own approximately 5% of the company's common stock.

"We are pleased that the shares were acquired by persons with a long history of support for Ophidian," states Mr. Douglas Stafford, Ophidian's president and chief executive officer. "Furthermore, by reducing his share ownership certain restrictions of Dr. Carroll's academic employers are avoided, facilitating his closer involvement in Ophidian's scientific affairs," he added.

Ophidian's common stock trades on the NASDAQ SmallCap under the symbol OPHD and the Pacific Exchange, Inc. under OPD.

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